U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: September 3, 2002



                      URBAN TELEVISION NETWORK CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its Charter)




        Nevada                        33-58972                    22-2800078
------------------------       ---------------------         -------------------
(State of Incorporation)       (Commission File No.)         (IRS Employer
                                                             Identification No.)






 18505 Highway 377 South, Fort Worth, TX                            76126
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number,  (  817  )     512   -   3033
                                ---------    -----     -----



                     (Registrant's former name and address)

                         WASTE CONVERSION SYSTEMS, INC.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

(a) Our majority shareholder, Urban Television Network Corporation, a Texas corporation,(UTNC) has submitted a written consent as the majority shareholder of our company in lieu of a special meeting, providing for (1) a reverse split of our issued and outstanding common stock on a one for twenty (1:20) basis, (2) an increase in our authorized common stock from 50,000,000 shares, par value $0.01, to 200,000,000 shares, par value $0.0001. The effective dates of these capital changes will be disclosed in the near future. The details of these capital changes will be outlined in Schedule 14 C Information Statements which we will file with the SEC and mail to our shareholders.

(b) We have entered into a letter of intent to acquire Urban Television Network Corporation, a Texas corporation, (UTNC) from its majority shareholders in a share exchange transaction. The acquisition will take the form of a share exchange transaction with all UTNC shareholders at an undetermined future date. We propose to issue 14,720,000 post-reverse split common shares for all of the UTNC capital stock in this exchange transaction in accordance with applicable state and federal securities laws. The UTNC acquisition is subject to a definitive share exchange agreement with UTNC and its shareholders. The proposed acquisition of UTNC will complete our acquisition of their proprietary broadcast technology and intellectual properties.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Urban Television Network
Corporation
Dated: September 3, 2002

                                          /s/ Randy Moseley
                                          -----------------
                                          By: Randy Moseley
                                          Title: President